UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 19, 2017
(Date of earliest event reported)

Morgan Stanley Bank of America Merrill Lynch Trust 2017-C34
(Central Index Key Number 0001715846)
(Exact name of issuing entity)

Bank of America, National Association
(Central Index Key Number 0001102113)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

KeyBank National Association
(Central Index Key Number 0001089877)

Starwood Mortgage Funding III LLC
(Central Index Key Number 0001682532)
(Exact name of sponsor as specified in its charter)

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Central Index Key Number 0001005007)
(Exact name of registrant as specified in its charter)

Delaware	333-206847-07	56-1950039
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Bryant Park New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	646-855-3953

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 19, 2017, Banc of America Merrill Lynch Commercial Mortgage Inc. (the “Registrant”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated and effective as of October 1, 2017 (the “Pooling and Servicing Agreement”), between Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer, of Morgan Stanley Bank of America Merrill Lynch Trust 2017-C34, Commercial Mortgage Pass-Through Certificates, Series 2017-C34 (the “Certificates”). The Certificates will consist of the classes (each, a “Class”) designated as (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”), (ii) the Class X-D, Class X-E, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class V and Class R Certificates (collectively, the “Privately Offered Certificates”), and (iii) the VRR Interest.

The Publicly Offered Certificates were sold to Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLFP&S”), Morgan Stanley & Co. LLC (“Morgan Stanley”), KeyBanc Capital Markets Inc. (“KBCM”) and Drexel Hamilton, LLC, as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of October 6, 2017, among the Registrant, Bank of America, National Association (“BANA”) and the Underwriters.

The Privately Offered Certificates were sold to MLPF&S, Morgan Stanley and KBCM, as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to a Certificate Purchase Agreement, dated as of October 6, 2017, among the Registrant, BANA and the Initial Purchasers. The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The VRR Interest was transferred by the Registrant to BANA, Morgan Stanley Bank, N.A. and KeyBank National Association in one or more transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in Morgan Stanley Bank of America Merrill Lynch Trust 2017-C34, a common law trust fund formed on October 19, 2017 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are fifty (50) fixed rate mortgage loans (the “Mortgage Loans”) secured by first liens on one hundred seventy-nine (179) commercial, multifamily and manufactured housing community properties. The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from BANA, Morgan Stanley Mortgage Capital Holdings LLC, KeyBank National Association and Starwood Mortgage Funding III LLC.

On October 19, 2017, the Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate principal amount of $869,176,000. The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $5,519,933, were approximately $929,760,355. Of the expenses paid by the Registrant, $377,324 were paid to or for the Underwriters and $5,142,609 were other expenses. All of the foregoing expense amounts are the Depositor’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale.

Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (Filing Date: October 19, 2017) (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in the Prospectus, dated October 10, 2017 and as filed with the Securities and Exchange Commission on October 19, 2017. The related registration statement (file no. 333-206847) was originally declared effective on December 14, 2015.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated October 19, 2017.

Exhibit 8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated October 19, 2017 (included as part of Exhibit 5).

Exhibit 23	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2017	BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC. (Registrant)

	By:	/s/ Leland F. Bunch, III
Name: Leland F. Bunch, III
Title: Chief Executive Officer & President

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)

5	Legality Opinion of Cadwalader, Wickersham & Taft LLP, dated October 19, 2017.	(E)

8	Tax Opinion of Cadwalader, Wickersham & Taft LLP, dated October 19, 2017 (included as part of Exhibit 5).	(E)

23	Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5).	(E)